Agreement Regarding Joint Filing of Statement on Schedule 13D or 13G

  The undersigned agree to file jointly with the Securities and Exchange Commission (the "SEC") any and all statements on Schedule 13D or Schedule 13G (and any amendments or supplements thereto) required under section 13(d) of the Securities Exchange Act of 1934, as amended, in connection with purchases by the undersigned of the common stock of  Raining Data Corporation, f/k/a Omnis Technology Corporation (the "Company").  For that purpose, the undersigned Richard W. Koe hereby constitutes and appoints Melissa Dehn as their true and lawful agent and attorney-in-fact, with full power and authority for and on behalf of the undersigned to prepare or cause to be prepared, sign, file with the SEC and furnish to any other person all certificates, instruments, agreements, reports and documents necessary to comply with section 13(d) and section 16(a) of the Securities Exchange Act of 1934, as amended, in connection with said purchases (including any and all Forms 3, 4 or 5 required to be filed), and to do and perform every act necessary and proper to be done incident to the exercise of the foregoing power, as fully as the undersigned might or could do if personally present.  The rights, powers and authority of said attorney-in-fact herein granted shall commence and be in full force and effect as of the date hereof and shall remain in full force and effect until a revocation by Richard W. Koe in a signed writing delivered to the attorney-in-fact or until such attorney-in-fact shall no longer be an officer of Astoria Capital Management, Inc.

DATED:  August 31, 2004

ASTORIA CAPITAL PARTNERS, L.P.

By its general partner Astoria Capital Management, Inc.

/s/ Richard W. Koe

By: Richard W. Koe

Its: President of General Partner

ASTORIA CAPITAL MANAGEMENT, INC.

/s/ Richard W. Koe

By: Richard W. Koe

Its: President

/s/ Richard W. Koe

Richard W. Koe

/s/  Melissa Dehn

Melissa Dehn

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